Exhibit 99.01

       Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Name of each exchange on which registered
Common Stock, par value $.01 per share	New York Stock Exchange
Mexico Stock Exchange
Tokyo Stock Exchange

Depositary Shares, each representing 1/1,000th of a share of	New York Stock Exchange
8.50% Non-Cumulative Preferred Stock, Series F

Depositary Shares, each representing 1/1,000th of a share of 6.5%	New York Stock Exchange
Non-Cumulative Convertible Preferred Stock, Series T

Depositary Shares, each representing 1/1,000th of a share of	New York Stock Exchange
8.125% Non-Cumulative Preferred Stock, Series AA

7.625% Trust Preferred Securities of Citigroup Capital III (and	New York Stock Exchange
registrant’s guaranty with respect thereto)

7.125% Trust Preferred Securities (TruPS®) of Citigroup Capital	New York Stock Exchange
VII (and registrant’s guaranty with respect thereto)

6.950% Trust Preferred Securities (TruPS®) of Citigroup Capital	New York Stock Exchange
VIII (and registrant’s guaranty with respect thereto)

6.00% Trust Preferred Securities (TruPS®) of Citigroup Capital	New York Stock Exchange
IX (and registrant’s guaranty with respect thereto)

6.10% Trust Preferred Securities (TruPS®) of Citigroup Capital X	New York Stock Exchange
(and registrant’s guaranty with respect thereto)

6.00% Trust Preferred Securities (TruPS®) of Citigroup Capital	New York Stock Exchange
XI (and registrant’s guaranty with respect thereto)

6.875% Enhanced Trust Preferred Securities (Enhanced TruPS®)	New York Stock Exchange
of Citigroup Capital XIV (and registrant’s guaranty with respect thereto)

6.500% Enhanced Trust Preferred Securities (Enhanced TruPS®)	New York Stock Exchange
of Citigroup Capital XV (and registrant’s guaranty with respect thereto)

6.450% Enhanced Trust Preferred Securities (Enhanced TruPS®)	New York Stock Exchange
of Citigroup Capital XVI (and registrant’s guaranty with respect thereto)

6.350% Enhanced Trust Preferred Securities (Enhanced TruPS®)	New York Stock Exchange
of Citigroup Capital XVII (and registrant’s guaranty with respect thereto)

6.829% Fixed Rate/Floating Rate Enhanced Trust Preferred	New York Stock Exchange
Securities (Enhanced TruPS®) of Citigroup Capital XVIII (and
registrant’s guaranty with respect thereto)

8.500% Fixed Rate/Floating Rate Trust Preferred Securities	New York Stock Exchange
(TruPS®) of Citigroup Capital XII (and registrant’s guaranty with respect thereto)

7.875% Fixed Rate/Floating Rate Trust Preferred Securities	New York Stock Exchange
(TRUPS®) of Citigroup Capital XIII (and registrant’s guaranty with respect thereto)

Warrants (expiring October 28, 2018)	New York Stock Exchange

Warrants (expiring January 4, 2019)	New York Stock Exchange

Principal-Protected Trust Certificates Linked to the S&P 500®	NYSE Arca, Inc.
Index, the Dow Jones EURO STOXX 50® Index and the Nikkei
225 Stock AverageSM Due 2013 (2008-3) +

Principal-Protected Trust Certificates Linked to the S&P 500®	NYSE Arca, Inc.
Index, the Dow Jones EURO STOXX 50® Index and the Nikkei
225 Stock AverageSM Due 2013 (2007-4) +

Principal-Protected Trust Certificates Linked to the S&P 500®	NYSE Arca, Inc.
Index, the Dow Jones EURO STOXX 50® Index and the Nikkei
225 Stock AverageSM Due 2014 +

Principal-Protected Trust Certificates Linked to the S&P 500®	NYSE Arca, Inc.
Index Due 2013 (2008-2) +

Principal-Protected Trust Certificates Linked to the S&P 500®	NYSE Arca, Inc.
Index Due 2013 (2008-4) +

Principal-Protected Trust Certificates Linked to the S&P 500®	NYSE Arca, Inc.
Index Due 2014 +

Principal-Protected Trust Certificates Linked to the Dow Jones	NYSE Arca, Inc.
Industrial AverageSM Due 2014 +

3% Minimum Coupon Principal Protected Notes Based Upon the	NYSE Arca, Inc.
Dow Jones-AIG Commodity IndexSM-Excess Return Due 2014 *

3% Minimum Coupon Principal Protected Notes Based Upon the	NYSE Arca, Inc.
Russell 2000® Index Due March 2014 *

3% Minimum Coupon Principal Protected Notes Based Upon the	NYSE Arca, Inc.
Russell 2000® Index Due June 2014 *

3% Minimum Coupon Principal Protected Notes Based Upon the	NYSE Arca, Inc.
Russell 2000® Index Due September 2014 *

3% Minimum Coupon Principal Protected Notes Based Upon the	NYSE Arca, Inc.
S&P MidCap 400® Index Due 2014 *

3% Minimum Coupon Principal Protected Notes Based Upon the	NYSE Arca, Inc.
Dow Jones-UBS Commodity IndexSM Due 2014 *

2% Minimum Coupon Principal Protected Notes Based Upon the	NYSE Arca, Inc.
S&P 500® Index Due 2014 *

3% Minimum Coupon Principal Protected Notes Based Upon the	NYSE Arca, Inc.
S&P 500® Index Due 2014 *

3% Minimum Coupon Principal Protected Notes Based Upon the	NYSE Arca, Inc.
S&P 500 Index® Due May 2014 *

3% Minimum Coupon Principal Protected Notes Based Upon the	NYSE Arca, Inc.
Price of Gold Due 2014 *

2% Minimum Coupon Principal Protected Notes Based Upon the	NYSE Arca, Inc.
Price of Gold Due 2014 *

C-Tracks Exchange-Traded Notes Based on the Performance of	NYSE Arca, Inc.
the Citi Volatility Total Return Index Due November 12, 2020 *

+ Originally issued by a subsidiary trust of Citigroup Funding Inc. (CFI), and included registrant’s guaranty of CFI’s performance with respect thereto. Effective December 31, 2012, the registrant became the direct guarantor for each of the above securities in connection with the merger of Citigroup Funding Inc. with and into the registrant.

* Originally issued by Citigroup Funding Inc. (CFI) and included registrant’s guaranty with respect thereto. Effective December 31, 2012, the registrant became the direct obligor for each of the above securities in connection with the merger of Citigroup Funding Inc. with and into the registrant.